[TYPE]  EX-1

As filed with the Securities and Exchange Commission on February , 1997.
                                    Registration No. 333-       .
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         UNITED STATES SECURITIES & EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                         THE ACT OF 1933

                APPLIED INTELLIGENCE GROUP, INC.
     (Exact Name of Registrant as Specified in its Charter)

                    Oklahoma                             73-1247666
      (State or other jurisdiction of                  (I.R.S Employer
       incorporation or organization)               Identification Number)

           13800 Benson Road
            Edmond, Oklahoma                                73013
(Address of principal executive offices)                  (Zip Code)

     Applied Intelligence Group, Inc. 1995 Stock Option Plan
                    (Full Title of the Plan)

                      Mr. Robert L. Barcum
              President and Chief Executive Officer
                Applied Intelligence Group, Inc.
                        13800 Benson Road
                     Edmond, Oklahoma  73013
             (Name and Address of Agent For Service)

                         (405) 936-2300
  (Telephone Number, Including Area Code, of Agent For Service)

                           Copies To:
                    Mr. Michael E. Dunn, Esq.
                     Dunn Swan & Cunningham
              2800 Oklahoma Tower, 210 Park Avenue
               Oklahoma City, Oklahoma  73102-5604
                         (405) 235-8318

               CALCULATION OF REGISTRATION FEE(1)
Title of       Amount to be Proposed        Proposed          Amount of
Securities to  Registered   Maximum        Maximum           Registratio
be Registered               Offering       Aggregate         n
                            Price Per      Offering          Fee(3)
                            Share (2)      Price (2)
Common Stock
($.001 per
share par      300,000          $4.625        $1,387,500         $478
value)         shares

(1) In addition, pursuant to Rule 416c under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares of Common Stock as a result of adjustment in the number of securities issuable upon exercise of stock options by reason of anti-dilution provisions of the Applied Intelligence
  Group, Inc. 1995 Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to rule 457(h)(1) on the basis of the average of the reported high and low sale prices of shares of the Common Stock on the Nasdaq SmallCap Market on February 14, 1997.


              Exhibit Index Appears on Page       .